Exhibit 99.1

Talis Biomedical Provides Business Update and

Reports Fourth Quarter and Full Year 2021 Financial Results

Conference call and webcast today at 4:30pm Eastern/1:30pm Pacific

MENLO PARK, Calif. – March 15, 2022 – Talis Biomedical Corporation (Nasdaq: TLIS), a company dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care, today provided a business update and reported financial results for the fourth quarter and full year ended December 31, 2021.

Talis has not started its phased launch of the Talis One™ COVID-19 Test System due to challenges with manufacturing. The company has engaged in a manufacturing review process to determine appropriate next steps and undertaken initiatives to align resources and preserve cash.

“Since assuming the role of CEO in December, I have spent the past three months diving into specific areas of our business to better understand the issues we are facing,” said Rob Kelley, chief executive officer of Talis. “With the information that we have today and guidance from our Board, we are taking immediate action to address these challenges and deploy our capital in the most effective manner to position Talis for future success.”

Business Update

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Talis leadership has engaged in a manufacturing review process, with involvement from the Board of Directors, and external consultants, to assess product design for manufacturing at scale, evaluate current processes and partners, and to determine appropriate next steps and timing for bringing the Talis One system to market.
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The company is undertaking an approximately 25 percent reduction in workforce and implementing additional cost measures to align resources and extend cash runway.
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Actions are expected to result in annualized operating expense savings of $10 million in compensation expenses and $26 million in other expenses.
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Doug Liu will be stepping down as chief operating officer and is transitioning his manufacturing and R&D responsibilities over the next several weeks.

Fourth Quarter 2021 Financial Results

Grant revenue was $0.9 million for the fourth quarter of 2021, as compared to $0.2 million for the same period in 2020. The revenue for the fourth quarter of 2021 was related to an NIH grant and a RADx contract with the NIH.

Operating expenses were $29.4 million in the fourth quarter of 2021, as compared to $44.4 million for the same period in 2020.

Net loss was $28.7 million for the fourth quarter of 2021, as compared to $44.2 million for the same period in 2020.

Full Year 2021 Financial Results

Grant revenue was $8.2 million for the year ended December 31, 2021, as compared to $10.9 million for the year ended December 31, 2020. Grant revenue for both years was primarily from the RADx contract with the NIH that is now completed.

Total operating expenses were $200.0 million for the full year 2021, as compared to $102.1 million for the corresponding prior year period. The increase of $97.9 million was primarily driven by investments in manufacturing scale up consisting of the automation of consumables manufacturing and the purchase of Talis One cartridge materials and instrument components.

Net loss was $192.0 million for the full year 2021, as compared to $91.1 million for the corresponding prior year period.

Cash and cash equivalents were $232.5 million as of December 31, 2021.

Conference Call and Webcast Details

The company will host a live conference call and webcast to discuss these results and the business update on Tuesday, March 15, 2022, at 4:30 PM ET / 1:30 PM PT.

To participate in the call, please dial (833) 715-1329 (domestic) or (430) 755-1933 (international) and provide conference ID 3692993. The live webcast will be available on the News & Events page of the investors section of Talis Biomedical’s website at talisbio.com.

About Talis Biomedical

Talis is dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care. The company plans to develop and commercialize innovative products on its sample-to-answer Talis OneTM system to enable accurate, low cost, and rapid molecular testing. The U.S. Food and Drug Administration (FDA) has granted Emergency Use Authorization (EUA) for use of the Talis One COVID-19 Test System in a variety of healthcare settings. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plans to address business challenges, deploy capital effectively, align resources and preserve cash; our ability to position Talis for future success; the next steps and timing to commercially launch our Talis One system; our ability to align resources and extend our cash runway; our expectation regarding expense savings; and Mr. Liu’s plans to step down as COO. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business of the ongoing COVID-19 pandemic, including any impact on our ability to launch and market our products, our ability to achieve or sustain profitability, our ability to launch and gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing, capacity constraints or delays in production of our products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407

Talis Biomedical Corporation

Balance Sheets

(in thousands)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$ 232,545	$ 138,483
Restricted cash	—	34,650
Grants receivable	183	471
Prepaid research and development expenses	—	12,014
Prepaid expenses and other current assets	3,387	3,106
Total current assets	236,115	188,724
Property and equipment, net	10,528	9,114
Operating lease right-of-use-assets	12,907	567
Other long-term assets	6,278	—
Total assets	$ 265,828	$ 198,405
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$ 5,122	$ 4,906
Accrued compensation	6,369	2,739
Accrued liabilities	6,383	7,693
Operating lease liabilities, current portion	1,232	693
Total current liabilities	19,106	16,031
Operating lease liabilities, long-term portion	12,745	—
Total liabilities	31,851	16,031
Commitments and contingencies
Convertible preferred stock	—	290,945
Stockholders’ equity (deficit):
Series 1 convertible preferred stock	3	—
Common stock	3	—
Additional paid-in capital	598,913	64,335
Accumulated deficit	(364,942)	(172,906)
Total stockholders’ equity (deficit)	233,977	(108,571)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$ 265,828	$ 198,405

Talis Biomedical Corporation

Statements of Operations and Comprehensive Loss

(in thousands)

	Three months Ended December 31,		Twelve months Ended December 31,
	2021	2020	2021	2020
Grant revenue	$ 858	$ 233	$ 8,193	$ 10,938
Operating expenses:
Research and development	17,062	39,110	157,591	89,019
Selling, general and administrative	12,316	5,305	42,418	13,103
Total operating expenses	29,378	44,415	200,009	102,122
Loss from operations	(28,520)	(44,182)	(191,816)	(91,184)
Other income (expense), net	(134)	(14)	(220)	54
Net loss and comprehensive loss	$ (28,654)	$ (44,196)	$ (192,036)	$ (91,130)